Exhibit 99.1

NEWS RELEASE

HECLA TO RELEASE CEO WEBCAST

FOR IMMEDIATE RELEASE

March 12, 2021

COEUR D'ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) today announced it will release another CEO webcast, Hecla’s 7 Key Attributes, from its ongoing series. The webcast will be available on the Company’s website today.

This webcast series provides additional information on the Company, silver, and the industry. The videos will be available on the Company’s website at www.hecla-mining.com and various social media platforms.

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE:HL) is the largest silver producer in the United States. In addition to operating mines in Alaska, Idaho and Quebec, Canada, the Company owns a number of exploration properties and pre-development projects in world-class silver and gold mining districts throughout North America.

For further information, please contact:

Jeanne DuPont

Senior Communications Coordinator

800-HECLA91 (800-432-5291)

Investor Relations

Email: hmc-info@hecla-mining.com

Website: www.hecla-mining.com

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com                                         1